Exhibit 4.1

                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF NEVADA

NUMBER                    N/C TO: DATAMILL MEDIA CORP.                   SHARES

THE SHARES REPRESENTATED BY THIS CERTIFICATE               CUSIP NO. 23808T 10 2
HAVE BEEN ADJUSTED BY A 100 FOR 1 REVERSE
SPLIT EFFECTIVE 8/23/2010.



          AUTHORIZED COMMON STOCK: 150,000,000 SHARES $.001 PAR VALUE

This Certifies that _____________________________ is the registered holder of ___________________________ Shares of N/C TO: DATAMILL MEDIA CORP. Common Stock transferrable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated: _________________


/s/               SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.       /s/
Secretary                          CORPORATE                        President
                                      Seal
                                     NEVADA

COUNTERSIGNED AND REGISTERED
INTERWEST TRANSFER CO.
PO BOX 17136, SALT LAKE CITY, UT 84117


/s/
-------------------------------------
Transfer Agent - Authorized Signature